UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2026 (September 4, 2026)

ALCHEMY INVESTMENTS ACQUISITION CORP 1
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41699	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Library Avenue, Suite 204-F

Newark, DE 19711

(Address of principal executive offices, including zip code)

(212) 877-1588

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	ALCUF	Over the Counter (OTC) Market

Class A Ordinary Share, par value $0.0001 per share	ALCYF	Over the Counter (OTC) Market

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	ALCWF	Over the Counter (OTC) Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 4, 2026, Alchemy Investments Acquisition Corp 1 (the “Company”) reconvened an extraordinary general meeting of shareholders (the “Meeting”).

The shareholders approved the proposal to further adjourn the Meeting. The Meeting will reconvene on Tuesday, September 8, 2026 at 12:00 p.m. Eastern Time.

The Company will also be holding the General Meeting via teleconference using the following dial-in information:

Meeting URL:	https://loeb.zoom.us/j/98961051307

Dial:	877 853 5257 (Toll Free)
888 475 4499 (Toll Free)

Meeting ID:	989 6105 1307

The Meeting was further adjourned accordingly.

In connection with the further adjournment, the Company is continuing to accept requests from shareholders to reverse previously submitted redemption elections. A shareholder seeking such a reversal should contact its broker or the Company’s transfer agent, Continental Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCHEMY INVESTMENTS ACQUISITION CORP 1

Dated: September 4, 2026	By:	/s/ Mattia Tomba
Name: Mattia Tomba
Title: Co-Chief Executive Officer